UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 1, 2008, Seattle Genetics, Inc. (the “Company”) entered into the Second Amendment to Lease (the “Second Amendment”) with B&N 141-302, LLC (“Landlord”) amending the Lease dated December 1, 2000 for the Company’s headquarters located in Bothell, WA (the “Lease”). The Company currently occupies and utilizes the entire building of approximately 63,900 square feet as laboratory, discovery, research and development and general administration space. The Second Amendment, among other items, extends the term of the Lease through June 2018 and provides for two renewal terms of five years. The Second Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Company does not have any material relationship with Landlord or its affiliates other than:

•	The Lease, which was filed as an exhibit to the Company’s registration statement on Form S-1, File No. 333-50266, originally filed on November 20, 2000, as subsequently amended; and

•	The First Amendment to Lease dated May 28, 2003, which was filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2003.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: July 3, 2008	By:	/s/ Todd E. Simpson
Todd E. Simpson Chief Financial Officer